Structured Asset Trust Unit Repackagings (SATURNS)
Step Up Callable Trust Units Series 2010-05 (GS) Trust
Receipt of Notice of Intent to Exercise Call Options in Full

CUSIP:  85858TAA8
Symbol:  MS 20C

FOR IMMEDIATE RELEASE:
February 25, 2013

NEW YORK, NEW YORK – Structured Asset Trust Unit Repackagings (SATURNS), Step Up Callable Trust Units Series 2010-05 (GS) (the “Trust”) (New York Stock Exchange Ticker Symbol “MS20C”), announced today that it has received a notice of intent to exercise 5,074 Call Options representing the right to call $5,074,000 aggregate principal amount of the The Goldman Sachs Group, Inc. 6.00% Senior Notes due 2020 (the “Bonds”) held by the Trust, on March 15, 2013 (the “Intended Settlement Date”).  The Call Options with respect to which the notice of intended exercise has been received represent 100% of the outstanding Bonds held by the Trust.  The Trust Agreement provides that all outstanding Units will be redeemed at par ($1000) plus accrued interest from the available proceeds of the settlement of the Call Options.

Contact:

Step Up Callable Trust Units Series 2010-05 (GS)
c/o The Bank of New York Mellon
Barclay Street, 7 W
New York, NY 10286
Attn:  Dealing & Trading Unit
Tel: 212-815-2896 / 212-815-5837
Fax: 212-815-2830